                                                                   EXHIBIT 10.14

                              DIEBOLD, INCORPORATED

                       DEFERRAL OF STOCK OPTION GAINS PLAN
                       -----------------------------------


                  Diebold, Incorporated, an Ohio corporation, hereby establishes, effective as of April 15, 1998, the DEFERRAL OF STOCK OPTION GAINS PLAN. Such Plan provides key executives and non-employee directors with the opportunity to defer stock option gains, in accordance with the provisions of this Plan.

                                    ARTICLE I

                                   DEFINITIONS

                  For the purposes hereof, the following words and phrases shall have the meanings indicated.

                  1. "Account" shall mean a bookkeeping account in which Gain Shares deferred by a Participant shall be recorded and to which stock dividends and distributions may be credited in accordance with the Plan.

                  2. "Beneficiary" or "Beneficiaries" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

                  3. "Board" shall mean the Board of Directors of the Company.

                  4. "Change in Control" shall have the same meaning as defined in the Equity and Performance Incentive Plan.

                  5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  6. "Committee" shall mean the Compensation and Pension Committee of the Board or such other committee as may be authorized by the Board to administer the Plan.



                                       45

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                7. "Common Shares" shall mean common shares, $1.25 par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of
Article II of the Plan.

                8. "Company" shall mean Diebold, Incorporated and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of Diebold, Incorporated with any other corporation or corporations.

                9. "Director Deferred Compensation Plan" shall mean the Diebold, Incorporated Amended and Restated 1985 Deferred Compensation Plan for Directors, as amended from time to time.

                10. "Disability" shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder which renders him or her incapable of continuing in the employment of, or service with, the Company. Such Disability shall be determined by the Committee based upon appropriate medical evidence and examination.

                11. "Election Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit A, as modified from time to time by the Company.

                12. "Eligible Associate" shall mean an associate of the Company, or a Subsidiary, who is selected by the Committee to participate in this Plan. Unless otherwise determined by the Committee, an Eligible Associate shall continue as such until termination of employment. For purposes of the Plan, a "termination of employment" shall not be deemed to occur upon a transfer of employment to a Subsidiary or the Company.

                13. "Employee Deferred Compensation Plan" shall mean the Diebold, Incorporated 1992 Deferred Incentive Compensation Plan, as amended from time to time.

                14. "Equity and Performance Incentive Plan" shall mean the Diebold, Incorporated 1991 Equity and Performance Incentive Plan, as amended from time to time.

                15. "Extension Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit B, as modified from time to time by the Company.

                16. "Gain Shares" shall mean a number of Common Shares equal to the difference between the number of Common Shares issuable upon exercise of the related Option Rights and the number of Common Shares delivered by the Participant in satisfaction of the exercise price for such Option Rights.

                17. "Market Value per Share" shall mean, as of any particular date, the fair market value of the Common Shares as determined by the Committee. Unless otherwise determined by the Committee, "Market Value Per Share" shall mean at any date the mean of the high and low trading prices of Common Shares in the principal market in which the Common Shares are traded on the immediately preceding date (or, if there are no sales on that date, the last preceding date on which there were sales).

                18. "Non-Employee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

                19. "Option Right" shall mean any stock option, other than an "incentive stock option" as defined in section 422 of the Code, granted to a Participant under the Equity and Performance Incentive Plan or any similar plan of the Company.

                20. "Participant" shall mean any Eligible Associate or Non-Employee Director who has at any time elected to defer the receipt of Gain Shares in accordance with the Plan.

                21. "Plan" shall mean this deferral plan, which shall be known as the Deferral of Stock Option Gains Plan for the Company.

                22. "Reload Option Rights" means additional Option Rights granted automatically to a Participant upon the exercise of Option Rights pursuant to the Equity and Performance Incentive Plan and Section 3 of Article II of this Plan.

                23. "Subsidiary" shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls more than 50 percent of the total combined voting or other decision-making power.

                                   ARTICLE II

                                ELECTION TO DEFER
                                -----------------

                1. ELECTION TO DEFER. A Participant who desires to defer Gain Shares pursuant to this Plan must complete and deliver an Election Agreement to the Secretary of the Company specifying the number of shares and award date(s) of the Option Right(s) to which the Election Agreement applies. By delivering an Election Agreement, the Participant irrevocably waives his or her rights under the related Option Rights to (i) exercise the Option Rights for cash at any time when the Participant is an Eligible Associate or Non-Employee Director and (ii) exercise the Option Rights in any manner during the period commencing on the date of the Election Agreement and ending six months thereafter; provided, however, that such waiver shall be null and void in the event that during such six-month period (a) an Eligible Associate's employment by the Company is terminated or a Non-Employee Director's service with the Board is terminated other than as a result of voluntary resignation, (b) an Eligible Associate's employment, or a Non-Employee Director's service, terminates as a result of his death or Disability, or (c) there is a Change in Control of the Company. By delivering an Election Agreement, the Participant also consents to the Company's withholding of amounts from other compensation payable to the Participant for required social security, medicare, local and any other taxes payable upon the exercise of the Option Rights.

                2. EFFECT OF ELECTION. In order to exercise Option Rights with respect to which an Election Agreement is in effect, the Participant must, actually or constructively tender, in satisfaction of the option exercise price, Common Shares owned by the Participant (and, if acquired upon any exercise of Option Rights, which the Participant has owned for at least six (6) months) having a fair market value (determined based on Market Value per Share) as of the exercise date equal to the aggregate exercise price for the Option Rights exercised. Upon such exercise, the Company shall (i) deliver to the Participant a number of Common Shares equal to the number of Common Shares surrendered by the Participant in payment of the exercise price and (ii) credit the Gain Shares to the Participant's Account.

                3. RELOAD OPTION RIGHTS. If Market Value per Share on the date the Election Agreement is delivered by a Participant to the Secretary of the Company is at least 120% of the exercise price of the Option Rights being exercised pursuant to this Plan or the Market Value per Share on the date of exercise is at least 120% of the exercise price of the Option Rights being exercised, a Participant shall automatically be granted Reload Option Rights upon the exercise of such Option Rights (including Reload Option Rights). Reload Option Rights, subject to the limitations set forth in Section 3 of the Equity and Performance Incentive Plan (Shares Available Under the Plan) including the per person limitation set forth in Section 3(b) of the Equity and Performance Incentive Plan and other limits in any other Plan, shall cover the number of Common Shares surrendered to the Company upon any exercise pursuant to this Plan. Reload Option Rights shall have an option price equal to the Market Value per Share on the exercise date. Such Reload Option Rights shall become exercisable six months after grant (or earlier in the event of a Change in Control of the Company) and terminate at such time as the Option Rights being exercised would have terminated had they not been exercised. In no event, however, shall Reload Option Rights be granted unless the remainder of the original term of the Option Rights being exercised is greater than six (6) months at the time of such exercise. In addition, Reload Option Rights shall be on the other terms and conditions set forth in the form of a Reload Option Agreement attached hereto as Exhibit C, which shall be issued as evidence of such Reload Option.

                4. PERIOD OF DEFERRAL. The delivery of Gain Shares to a Participant shall occur, or commence in the case an installment payout is selected pursuant to Section 7 of this Article, on the date specified by the Participant in the Election Agreement or Extension Agreement, which may be a date certain or a date determined by reference to the date the Participant ceases to be an associate or Non-Employee Director by reason of death, retirement or otherwise. In the event that a date certain is selected, such date must be at least two years from the date of exercise of the Option Rights pursuant to this Plan. In order for an Extension Agreement to be effective, such agreement must be delivered to the Secretary of the Company prior to the first anniversary of the date of exercise of the Option Rights pursuant to the Plan and at a time when the Participant is an associate or Non-Employee Director. For each Gain Share covered by this Plan, a Participant may file only one Extension Agreement and, if timely delivered, the Extension Agreement shall be irrevocable.

                5. ACCOUNT. The Account shall be utilized solely as a device for the measurement and determination of the amount of deferred compensation payable under this Plan. The Account, on the exercise date of the related Option Rights, shall be credited with the number of Gain Shares. Such Account shall be deemed to be invested in Common Shares and shall be credited with stock dividends declared thereon.

                6. DIVIDEND CREDITS. To the extent that the Company declares cash or other property dividends with respect to Common Shares, a Participant's account established (or to be established) under either the Employee Deferred Compensation Plan or Director Deferred Compensation Plan, as the case may be, shall be credited, on the date cash or other property dividends are paid, with an amount equal to the amount of the cash (or fair market value of other property) dividend paid with respect to Common Shares multiplied by the number of Common Shares credited to the Participant's Account as of the record date for the corresponding dividend. Thereafter, such amounts shall be subject to the terms and provisions of the Employee Deferred Compensation Plan or the Director Deferred Compensation Plan, as the case may be.

                7. PAYMENT OF ACCOUNTS. The number of Common Shares in a Participant's Account shall be issued or transferred to the Participant in a lump sum or in a number of approximately equal annual installments (not be exceed 10), as designated by the Participant in the Election Agreement or Extension Agreement. The number of Common Shares issued or transferred in a lump sum or in each installment shall be reduced by a number of Common Shares having a fair market value (determined based on Market Value per Share) equal to the amount of any taxes REQUIRED to be withheld with respect to such lump sum or installment. The Company and Participant may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required. The amount of such Account remaining unpaid shall continue to be credited with dividends, as provided in Sections 5 and 6 of this Article. The lump sum payment on the first annual installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 4 of this Article.

                8. DEATH OF A PARTICIPANT. Unless otherwise specified by a Participant in the Election Agreement or Extension Agreement, in the event of the death of a Participant, the remaining amount of the Participant's Account shall be paid in a lump sum to the Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit D (the "Beneficiary Designation"). A Participant's Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant's death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account shall be paid to the Participant's estate in a lump sum 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the remaining amount of the Account shall be paid in a lump sum to the estate of the last Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

                9. ACCELERATION. Notwithstanding the provisions of the foregoing: (i) if a Change in Control occurs, the amount of each Participant's Account shall immediately be paid to the Participant in full; (ii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account, but only up to the amount necessary to meet the emergency.

                10. ADJUSTMENTS. The Committee may make or provide for such adjustments in the numbers of Common Shares credited to Participants' Accounts, and in the kind of shares so credited, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from
(i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all Common Shares deliverable under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

                11. SMALL PAYMENTS. Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment with a value of less than $500, the entire amount of the Participant's Account may at the discretion of the Committee be paid in a lump sum in accordance with Section 4 of this Article.

                12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

                                   ARTICLE III

                                 ADMINISTRATION
                                 --------------

                The Company, through the Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) determine all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review,
(ii) resolve all other questions arising under the Plan, including any questions of construction, and (iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, the Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Committee of any such denial.

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION
                            -------------------------

                The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary to the extent of any exercise of previously granted Option Rights pursuant to the Plan, or result in the acceleration of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

                1. NON-ALIENATION OF DEFERRED COMPENSATION. Except as permitted by this Plan, no right or interest under this Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

                2. INTEREST OF PARTICIPANTS. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets or in the form of its Common Shares, as the case may be, as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Nothing in this Plan shall be construed as guaranteeing future employment to Eligible Associates. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company may create a trust to hold funds, Common Shares or other securities to be used in payment of its obligations under the Plan, and may fund such trust; PROVIDED, HOWEVER, that any funds contained therein shall remain liable for the claims of the Company's general creditors.

                3. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, employees or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

                4. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

                5. GOVERNING LAW. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

                6. RELATIONSHIP TO OTHER PLANS. This Plan is intended to serve the purposes of and to be consistent with the Equity and Performance Incentive Plan and any similar plan approved by the Committee for purposes of this Plan. The issuance or transfer of Common Shares pursuant to this Plan shall be subject in all respects to the terms and conditions of the Equity and Performance Incentive Plan and any other such plan. Without limiting the generality of the foregoing, Common Shares credited to the Account of Participants pursuant to this Plan shall be taken into account for purposes of Section 3 of the Equity and Performance Incentive Plan (Shares Available Under the Plan) and for purposes of the corresponding provisions of any other such plan.

                                                                      EXHIBIT A
                       DEFERRAL OF STOCK OPTION GAINS PLAN

                              DIEBOLD, INCORPORATED

                               ELECTION AGREEMENT


         I,______________, hereby elect to participate in the Deferral of Stock Option Gains Plan for Diebold, Incorporated (the "Plan") as follows:


                           I. DEFERRAL OF GAIN SHARES

         1. Number of Common Shares that I am entitled to receive upon exercise of the Option to which this Election Agreement applies: (1)

                                     Common Shares


         2.       Grant date(s) of Option:




         3. Please make payment of the Gain Shares resulting from the exercise of the Option to which this Election Agreement applies, together with any stock dividends attributable to such Gain Shares, as follows:

                  a.       Pay in lump sum [   ]

                  b.       Pay in ______ approximately equal annual installments
                           [   ] (not to exceed 10) (Check one or both)


         4. Please defer payment or make payment of first installment as follows:

                  a. Defer until the date I cease to be an associate [ ] or Non-Employee Director [ ] (Check one or both)

                  b. Defer until ________________ [ ] (specify date or number of years following termination of employment or service ended as a Non-Employee Director)

                  c. Defer until second anniversary of the date of exercise of the Option [ ]



-----------------------------

(1) In the event of a partial exercise of an Option, this Election Agreement applies to the Common Shares that would be the first to be received.

                           II. SIGNATURE/AUTHORIZATION


         I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

         I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.



Dated this ____ day of ___________, 19__.





-----------------------------------         -----------------------------------
           (Signature)                            (Print or type name)

                                                                       EXHIBIT B

                       DEFERRAL OF STOCK OPTION GAINS PLAN

                              DIEBOLD, INCORPORATED

                               EXTENSION AGREEMENT


         I,________________________ , hereby elect to extend the deferral for certain Gains Shares, together with any stock dividends attributable to such Gain Shares, under the Deferral of Stock Option Gains Plan for Diebold, Incorporated (the "Plan") as follows:


                            I. EXTENSION OF DEFERRAL

         1. Number of Gain Shares to which this Extension Agreement applies:

                               Common Shares _________________


         2. Date of exercise of Option Rights that resulted in crediting of Gain Shares to my Account:




         3. Please make payment of the Gain Shares to which this Extension Agreement applies, together with any stock dividends attributable to such Gain Shares, as follows:

                  a.       Pay in lump sum [   ]

                  b. Pay in__________ approximately equal annual installments [ ](not to exceed 10) (Check one or both)


         4. Please defer payment or make payment of first installment as follows:

                  a. Defer until the date I cease to be an associate [ ] or Non-Employee Director as the case may be [ ] (Check one or both)

                  b. Defer until ________ [ ] (specify date or number of years following termination of employment or service ended as a Non-Employee Director)



                           II. SIGNATURE/AUTHORIZATION

         I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

         I understand that in order for this Extension Agreement to be effective, this agreement must be delivered to the Secretary of the Company within one year of the date specified in Part I.2. above. I further understand that this Extension Agreement is irrevocable.

         I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.



Dated this __________day of ___________________, 19___.






-----------------------------------         ---------------------------------
         (Signature)                               (Print or type name)

                                                                       EXHIBIT C
                              DIEBOLD, INCORPORATED

                             RELOAD OPTION AGREEMENT


                  WHEREAS, ______________ (hereinafter called the "Optionee") is a key associate or Non-Employee Director of Diebold, Incorporated (hereinafter called the "Corporation"); and

                  WHEREAS, the Optionee was granted an option to purchase __________ Common Shares of the Corporation (the "Original Option Rights") pursuant to a Nonqualified Stock Option Agreement dated as of _________, 19__, between the Optionee and the Corporation (the "Original Option Agreement") pursuant to the Diebold, Incorporated 1991 Equity and Performance Incentive Plan (the "Incentive Plan"); and

                  WHEREAS, pursuant to the Diebold, Incorporated Deferral of Stock Option Gains Plan (the "Deferral Plan"), upon exercise of the Original Option Agreement (or any subsequent Reload Option Agreement) the Optionee became entitled to the automatic grant of additional option rights ("Reload Option Rights"); and

                  WHEREAS, the execution of a Reload Option Agreement substantially in the form hereof has been authorized by a resolution of the Board of Directors of the Corporation duly adopted on April 15, 1998; and

                  WHEREAS, the option granted hereby is intended as a nonqualified stock option and shall not be treated as an "incentive stock option" (an "ISO") within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

                  NOW, THEREFORE, the Corporation hereby grants to the Optionee Reload Option Rights pursuant to the Deferral Plan and the Incentive Plan to purchase ____ Common Shares of the Corporation at a price of ______ Dollars ($______) per share (which represents one hundred (100) percent of the Market Value per Share on the day prior to the Date of Grant) (the "Option Price"), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Deferral Plan and the Incentive Plan and the terms and conditions hereinafter set forth. Capitalized terms used herein without definition shall have the meanings assigned to them in the Incentive Plan.

                  1. The Option Price of the Reload Option Rights shall be payable (A) in cash or by check acceptable to the Corporation, (B) by actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee and, if acquired upon exercise of any Option Rights, owned for more than six (6) months prior to the date of exercise, Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, including, without limitation, Common Shares issued pursuant to the earn out of Performance Shares or Performance Units, or (C) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Corporation with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Corporation on a date satisfactory to the Corporation, but not later than the date on which the sale transaction will settle in the ordinary course of business.

                  2. Subject to the terms and conditions of the Deferral Plan, additional Reload Option Rights may be automatically granted to the Optionee upon exercise of the Reload Option Rights evidenced hereby.

                  3. Whenever payment of the Option Price is made in whole or in part in any of the forms of consideration specified in Section 1(B) herein, the Common Shares received upon exercise of the Reload Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of the number of Restricted Shares or other Common Shares that are forfeitable or subject to restriction on transfer, including, without limitation, Common Shares issued pursuant to the earn out of Performance Shares or Performance Units surrendered.

                  4. This Reload Option shall terminate on the earliest of the following dates:

                  (A) Ninety (90) days after the Optionee ceases to be an associate or Non-Employee Director as the case may be of the Corporation or a Subsidiary, unless he or she ceases to be such associate or Non-Employee Director as the case may be by reason of death or permanent total disability or by reason of retirement under any retirement plan (including any supplemental retirement plan) of the Corporation or a Subsidiary at or after the earliest voluntary retirement age provided for in any such retirement plan or retirement at an earlier age with the consent of the Board of Directors, or in the event of Termination for Cause (as hereinafter defined);

                  (B) One (1) year after the death or permanent total disability of the Optionee or Non-Employee Director if the Optionee or Non-Employee Director dies or becomes permanently and totally disabled while an associate or Non-Employee Director of the Corporation or a Subsidiary, or if the same occurs within the ninety (90) day period referred to in subsection (A) hereof;

                  (C) Ten years from the Date of Grant of the Original Option. In the event of a Termination for Cause (as hereinafter defined), the Optionee shall forfeit any Reload Option Rights granted to him or her hereunder and such Reload Option Rights shall thereupon terminate. For the purposes of this section, a "Termination for Cause" shall mean a termination (i) due to the Optionee's willful and continuous gross neglect of his or her duties for which he or she is employed, or (ii) due to an act of dishonesty on the part of the Optionee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary. Nothing contained in this Reload Option Agreement shall limit whatever right the Corporation or a Subsidiary might otherwise have to terminate the employment of the Optionee.

                  5. These Reload Option Rights are not transferable by the Optionee otherwise than by will or the laws of descent and distribution, except (so long as the Optionee is not a director or officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes.

                  6. These Reload Option Rights shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Corporation hereby agrees to make reasonable efforts to comply with such securities laws. If the Ohio Securities Act shall be applicable to this option, it shall not be exercisable unless under said Act at the time of exercise the Common Shares or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

                  7. The Board of Directors shall make such adjustments in the Option Price and in the number or kind of Common Shares or other securities covered by these Reload Option Rights as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from
(i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, separation, reorganization or partial or compete liquidation, or
(iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all of the Reload Option Rights provided for herein such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

                  8. If the Corporation shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of these Reload Option Rights, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Corporation for payment of all such taxes. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Corporation of a portion of the shares purchased upon exercise of these Reload Option Rights. The Corporation and the Optionee may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required. If such election is made, the shares so retained shall be credited against such withholding requirement at the fair market value on the date of exercise.

                  9. For purposes of this Agreement, the continuous employ of the Optionee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries.

                  10. The Reload Option Rights covered hereby shall not be exercisable during the six (6) month period following the Date of Grant hereof. Notwithstanding the preceding sentence, the Reload Option Rights granted hereby shall become immediately exercisable in full if at any time during the employment of the Optionee a Change in Control (as defined in the

Original Option Agreement) occurs. To the extent exercisable, these Reload Option Rights may be exercised in whole or part from time to time.

                  EXECUTED this ___ day of _____________, 19__.

                                       DIEBOLD, INCORPORATED



                                       By:________________________________

                                       Title:_____________________________



                  The undersigned Optionee hereby acknowledges receipt of an executed original of this Reload Option Agreement and accepts the Reload Option Rights granted thereunder.

Date:  _________________________  __________
                                                       Optionee

                                                                       EXHIBIT D
                       DEFERRAL OF STOCK OPTION GAINS PLAN

                              DIEBOLD, INCORPORATED

                            BENEFICIARY DESIGNATIONS
                            ------------------------

                  In accordance with the terms and conditions of the Deferral of Stock Option Gains Plan for Diebold, Incorporated (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

         Name      ______________________________________________

         Address   ______________________________________________


         Social Sec. Nos. of Beneficiary(ies) ___________________

         Relationship(s)  _______________________________________

         Date(s) of Birth _______________________________________

                In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

         Name      ______________________________________________

         Address   ______________________________________________

                   ______________________________________________

                   ______________________________________________

         Social Sec. Nos. of Beneficiary(ies) ___________________

         Relationship(s)  _______________________________________

         Date(s) of Birth _______________________________________


                I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.



                                                 _______________________________
         Date        __________________               (Signature)


                                                 _______________________________
                                                      (Print or type name)